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SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)                       125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)                          250 PARK AVENUE, NEW YORK 10177-0021
         (212) 558-3792 (250 Park Avenue)          1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                                           444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
                                                            2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                                                     NINE QUEEN'S ROAD, CENTRAL, HONG KONG

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                                               December 27, 1996




The CountryBaskets Index Fund, Inc.
   c/o Deutsche Morgan Grenfell Inc.,
      31 W. 52nd Street,
         New York, New York  10019.


Dear Sirs:

          You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to your Common Stock, $0.001 par value ("Common Stock"), as follows: 700,584 shares of Common Stock of your Australia Index Series (the "Australia CB Shares"); 1,300,305 shares of Common Stock of your France Index Series (the "France CB Shares"); 600,331 shares of Common Stock of your Germany Index Series (the "Germany CB Shares"); 1,000,394 shares of Common Stock of your Hong Kong Index Series (the "Hong Kong CB Shares"); 1,200,467 shares of Common Stock of your Italy Index Series (the "Italy CB Shares"); 2,000,302 shares of Common Stock of your Japan Index Series (the "Japan CB Shares"); 900,571 shares of Common Stock of your South Africa Index Series (the "South Africa CB Shares"); 300,299 shares of Common Stock of your UK Index Series (the "UK CB Shares"); and 600,216 shares of Common Stock of your US Index Series (the "US CB Shares").

          As your counsel, we are familiar with your organization and corporate status and the validity of your Common Stock.

          We advise you that, in our opinion, the Australia CB Shares, the France CB Shares, the Germany CB Shares, the Hong Kong CB Shares, the Italy CB Shares, the Japan CB Shares, the South Africa CB Shares, the UK CB Shares and the US CB Shares, are legally and validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Very truly yours,


                                         SULLIVAN & CROMWELL